UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, McEwen Mining Inc. (the “Company”) held its Annual Meeting of Shareholders on July 7, 2022, at which the shareholders of the Company approved, among other things, proposals to: (i) authorize the Board of Directors of the Company (the “Board”), to amend the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) in order to implement a reverse stock split of the Company’s common stock, no par value per share (“Common Stock”), at a ratio of not less than one-for-five (1:5) and not greater than one-for-ten (1:10), with the exact ratio to be determined by the Board in its discretion (the “Reverse Split”) and (ii) amend the Articles of Incorporation to decrease the authorized number of shares of Common Stock from 675,000,000 to 200,000,000 (the “Decrease in Authorized Capital Amendment”).

Pursuant to that authority, effective July 27, 2022, the Company filed with the Secretary of State of the State of Colorado Articles of Amendment to the Articles of Incorporation that served to (i) effect a one-for-ten Reverse Split of the Company’s issued and outstanding Common Stock on July 27, 2022 at 11:59 p.m. (the “Effective Time”) and (ii) effect the Decrease in Authorized Capital Amendment. As a result of the one-for-ten Reverse Split, at the Effective Time, each ten shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time were automatically combined into and became one share of Common Stock. As previously reported, no fractional shares will be issued in connection with the Reverse Split. Shareholders of record otherwise entitled to receive fractional shares of Common Stock will receive cash (without interest or deduction) in lieu of such fractional share interests. The Reverse Split will not alter the par value of the Common Stock or modify any voting rights or other terms of the Common Stock. Except for any shareholders who receive cash in lieu of a fractional share as a result of the Reverse Split, the Reverse Split will affect all shareholders uniformly. Computershare Trust Company, N.A., the Company’s transfer agent, is acting as the exchange agent for the Reverse Split.

At the Effective Time, the number of shares of Common Stock reserved for issuance under, the number of shares subject to outstanding awards, the per-share exercise or purchase price with respect to outstanding awards, and other relevant provisions under the Company’s Amended and Restated Equity Incentive Plan Incentive were appropriately adjusted to reflect the Reverse Split. The adjustments will be made in accordance with the terms of the plan and include a proportionate increase in the exercise price of outstanding options and a proportionate decrease in the number of shares of common stock issuable upon the exercise of outstanding options.

Also, at the Effective Time, the exercise prices and the number of shares of Common Stock issuable upon exercise of the Company’s outstanding warrants were, in accordance with their terms, increased and decreased, respectively, in proportion to the Reverse Split ratio.

Item 7.01	Regulation FD Disclosure

On July 27, 2022, the Company issued a press release announcing the Reverse Split. The press release is filed as Exhibit 99.1 to this Form 8-K.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished with this report:

3.1	Articles of Amendment to the Second Amended and Restated Articles of Incorporation, effective as of July 27, 2022

99.1	News Release dated July 27, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: July 28, 2022	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

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